                                                                   EXHIBIT 10.47

                                    AMENDMENT

THIS AMENDMENT ("Amendment"), dated as of January 24, 2001, by and between AXS-One Inc. ("AXO" or the "Company") and Stonegate Securities, Inc. ("Stonegate"), hereby amends that certain agreement, dated as of November 1, 2000, whereby AXO engaged Stonegate as its non-exclusive financial advisor and to furnish certain investment banking services (the "Agreement").

1. Paragraph 2 (Term of the Engagement) of the Agreement is amended by striking therefrom the reference to paragraph 3.

2. Paragraph 3 (Compensation for Initial Engagement) of the Agreement is hereby deleted in its entirety and replaced with the following:

      "For providing services hereunder, the Company agrees to pay Stonegate the following compensation:

      (a) A quarterly retainer of $25,000, pro-rata payment of the first of which is due concurrently with the execution of the Amendment and payment of the remainder of which are due on each April 15, July 15, October 15 and January 15, respectively, during the term of Stonegate's engagement.

      (b) Upon execution of this Amendment, AXO shall deliver to Stonegate, or to Stonegate's designated assignees, a warrant or warrants granting the holders thereof the right, in the aggregate, to purchase 200,000 shares of AXO's Common Stock, in the form attached to the Amendment as EXHIBIT A' (collectively, the "Warrant"). This Warrant shall replace and supersede the warrant, dated November 2, 2000 issued by AXO to Stonegate.

      (c)   Such additional compensation as provided in paragraph 4 below.

      Notwithstanding the foregoing, in the event that, pursuant to paragraph 2 above, either party terminates this Agreement, then (i) AXO's obligation to pay the quarterly retainer pursuant to subparagraph (a) above shall immediately terminate, and (ii) any portion of the Warrant not then vested (in accordance with the Warrant's terms) shall terminate and be of no further force and effect."

3. Except as otherwise expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

STONEGATE SECURITIES, INC.              AXS-ONE INC.


Signature:                              Signature:
          ------------------------                ----------------------------

Name:                                   Name:  Michael R. Jorgensen
     -----------------------------           ---------------------------------

Title:                                  Title:  EVP & CFO
      ----------------------------            --------------------------------

Date:                                   Date:
     -----------------------------           ---------------------------------

November __, 2000                                              CONFIDENTIAL
                                                               ------------




AXS-One Inc.
Meadows Office Complex 301 Rt. 17 North
Rutherford, NJ  07070

Attention:  John A. Rade
            President/ Chief Executive Officer

Gentlemen:

The purpose of this letter (the "Agreement") is to set forth the terms of the engagement by AXS-One Inc. ("AXO" or the "Company") with Stonegate Securities, Inc. ("Stonegate") to serve as its non-exclusive financial advisor and to furnish certain investment banking services to AXO as described below.

1)    SERVICES PROVIDED BY STONEGATE

      (a) Familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition, management, and strategic direction of AXO, as well as make any suggestions on how the Company might enhance any of the above;

      (b) Evaluate the possible sale of equity interests in the Company, including potentially raising capital for the Company in the form of a private placement of common stock, convertible preferred stock, or convertible debt securities with Stonegate's institutional clients and others; such an evaluation could include a restructuring and/or a refinancing of the Company's current levels of debt, or assistance in restructuring the Company's existing bank financing; and

      (c) Evaluate potential acquisitions, mergers, or joint ventures by the Company, or other strategic alternatives available to the Company.

2)    TERM OF ENGAGEMENT

      The term of Stonegate's engagement shall be for the twenty-four-month period from the date of this Agreement (the "Initial Term") and may be extended beyond the Initial Term by mutual written consent of AXO and Stonegate. Notwithstanding the foregoing, either party may terminate this Agreement at any time upon ten (10) days written notice to the other party, in which event neither party will have any further obligations hereunder,

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AXS-One Inc.
November __, 2000
Page 2



      except for any unpaid amounts under paragraphs 3, 4, and 5 below, and except for any obligations set forth in paragraph 7 below, which shall survive any such termination.

3)    COMPENSATION FOR INITIAL ENGAGEMENT

      For providing services hereunder, the Company agrees to pay Stonegate the following compensation:

      (a) Upon execution of this Agreement, AXO shall deliver to Stonegate a warrant, in the form attached hereto as EXHIBIT A (the "Warrant").

      (b)   Such additional compensation as provided in paragraph 4 below.

      Notwithstanding the foregoing, in the event that, pursuant to paragraph 2 above, Stonegate gives the Company, within sixty (60) days following the date of this Agreement, written notice of Stonegate's intention to terminate this Agreement, then Stonegate shall surrender the Warrant back to the Company, unexercised, and the Company, in lieu thereof, shall pay Stonegate the sum of $50,000 as Stonegate's exclusive compensation hereunder except for such additional consideration as provided in paragraph 4 below.

4)    COMPENSATION FOR FUTURE TRANSACTIONS

      If Stonegate provides services to the Company in addition to those set forth in paragraph 1 above, Stonegate shall be separately compensated for such services pursuant to a separate agreement between, and as mutually agreeable by, the parties. Such other transactions could include, but are not limited to, a sale, financing, restructuring, joint venture, private placement, merger, or acquisition; providing or making available, upon request by AXO, an advisor or advisors who will accompany officers, directors, or employees of AXO on any trips involving potential corporate finance or merger/acquisition activities; or generating fairness opinions, completing corporate valuations, conducting due diligence investigations, and completing background checks of the management of potential acquisition targets.

5)    REIMBURSEMENT OF EXPENSES

      In addition to the engagement fees in paragraph 3, the Company agrees to reimburse Stonegate on a monthly basis for reasonable travel and out-of-pocket expenses incurred by Stonegate with regard to rendering investment banking services hereunder, including but not limited to, airfare, hotel, and other expenses in connection with visiting the Company, and expenses incurred in connection with any road show or other presentations or marketing efforts made on behalf of the Company by Stonegate, with such expenses

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AXS-One Inc.
November __, 2000
Page 3


      not exceeding $15,000 during the term of this Agreement without the prior written consent of the Company.

6)    REPRESENTATION BY THE COMPANY

      The Company agrees to make available to Stonegate all information relating to the Company, and the Company acknowledges that Stonegate may rely on the completeness and accuracy of such information without undertaking independent verification. To the extent consistent with legal requirements, all information given to Stonegate by the Company, unless publicly available or otherwise available to Stonegate without restriction or breach of any confidentiality agreement, will be held by Stonegate in confidence and will not be disclosed to anyone, including, without limitation, a potential acquiror, other than Stonegate's agents and advisors without the Company's prior approval or used for any purpose other than those referred to in this Agreement.

7)    INDEMNIFICATION OF STONEGATE BY THE COMPANY

      If in connection with any services or matters that are the subject of or arise out of this Agreement or Stonegate's engagement hereunder, Stonegate becomes involved (whether or not as a named party) in any action, claim, investigation, or legal proceeding (including any governmental inquiry or investigation and including, but not limited to, actions, claims or legal proceedings arising out of or based upon any breach by the Company of any agreement or representation or warranty of the Company contained herein, or any untrue statement or alleged untrue statement of a material fact by the Company in any release or communication to an offeree of the Company's securities or an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein, not misleading), the Company agrees to indemnify and hold Stonegate, and its officers, directors, employees, agents, and affiliates (collectively, the "Stonegate Indemnitees"), harmless against any losses, claims, costs, damages, or liabilities as they are incurred, to which any Stonegate Indemnitee may incur or suffer in connection therewith, provided that such Stonegate Indemnitee promptly notifies the Company of any such action, claim, investigation, or legal proceeding and provides the Company with an opportunity to defend against or settle such matter with counsel of its choice. Stonegate shall provide reasonable assistance to the Company in any such matter, at the Company's expense. The Company shall promptly reimburse Stonegate for any legal action or other costs or expenses reasonably incurred by such Stonegate Indemnitee in connection with the investigation, contest or defense of any such loss, claim, damage, liability or action. Notwithstanding the above, the Company shall not be liable under the indemnity provisions hereof in respect of any loss, claim, cost, damage, or liability pertaining to such matter to the extent, but only to the extent, that it is found in a final judgement by a court of competent jurisdiction that such loss, claim, cost, damage, or liability resulted from such Stonegate Indemnitee's gross negligence, bad faith, or willful

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AXS-One Inc.
November __, 2000
Page 4


      misconduct. The foregoing agreements shall apply to any modification of Stonegate's engagement hereunder, and shall remain in full force and effect following the completion or termination of Stonegate's engagement hereunder and the sale of any securities, and shall be in addition to any rights that any Stonegate Indemnitee may have, at common law or otherwise. If for any reason the foregoing indemnification is judicially determined to be unavailable, or insufficient to hold any Stonegate Indemnitee harmless, then the Company agrees to contribute to the losses, claims, costs, damages, or liabilities for which such indemnification is held unavailable in such proportion as is appropriate to reflect not only the relative benefits received by the Company and such Stonegate Indemnitee, but also the relevant fault of each such person or entity, as well as any relevant equitable considerations.

8)    COMPANY NOT RESPONSIBLE FOR CONTENT OF PUBLISHED RESEARCH BY STONEGATE

      The Company recognizes that Stonegate may follow, and may continue to follow the Company and its Common Stock and, from time to time, Stonegate may issue research reports concerning the Company and its Common Stock. It is understood between the Company and Stonegate that such reports are not issued on behalf, or with the authorization, of the Company, and Stonegate shall have sole responsibility for their content. It is also understood that Stonegate is under no obligation to issue any research reports on the Company, and any such research shall be conducted at the sole discretion of Stonegate's research department. Neither the Company, nor its officers, directors, employees or affiliates, shall have any responsibility for any information contained in such reports or other information disseminated by Stonegate concerning the Company, regardless of whether or not the Company reviews or comments upon such reports or information.

9)    GENERAL

      This Agreement (together with the Exhibit) represents the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except in writing and signed by Stonegate and the Company, and shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement may not be assigned by either party without the prior written consent of the other party, and is binding upon and inures to the benefit of the parties hereto and the Stonegate Indemnitees. Delivered herewith are two identical copies of this Agreement. If the foregoing is in accordance with your understanding of the terms of our engagement, please confirm your agreement by signing both enclosed copies of this Agreement and returning to Stonegate one executed copy of this Agreement, along with an executed Warrant, to the undersigned; it

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AXS-One Inc.
November __, 2000
Page 5


      being understood and agreed that the failure to deliver the foregoing to Stonegate on or before November __, 2000 shall render this Agreement null and void.

                                    Very truly yours,

                                    STONEGATE SECURITIES, INC.


                                    By: _______________________________________
                                         Scott R. Griffith,
                                         President



Agreed to and accepted as of the date first set forth above:

AXS-ONE INC.


By:_____________________________
John A. Rade,
President/ Chief Executive Officer